SIDUS SYSTEMS INC. - LES SYSTEMES SIDUS INC.
                               (the "Corporation")


                                STOCK OPTION PLAN
                          (AMENDED AND RESTATED, 1995)

1.                PURPOSE

         (a) The Plan provides a means for employees of the Corporation and its Subsidiaries to be granted Options to purchase Shares of the Corporation or to receive a cash amount that is the equivalent of the opportunity to exercise an Option.

         (b) The Corporation, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure and retain the services of persons capable of filling such positions.

2.                INTERPRETATION

         (a)      In this Plan, unless the context otherwise requires,

                  (i) "Associate" has the meaning assigned thereto in the Securities Act (Ontario);

                  (ii)     "Board"   means  the  Board  of   Directors   of  the
                           Corporation;

                  (iii) "Change of Control" means the acquisition, by any entity or its affiliates, that prior to such acquisition did not hold over 50% of the voting rights attaching to all shares of the Corporation, of over 50% of such voting rights, including voting rights held prior to such acquisition;

                  (iv) "Closing Price" in respect of any particular date means the closing board lot sale price per Share on such date, or in case no such sale takes place on such date, the average of the closing bid and asked prices for each Share as reported by The Toronto Stock Exchange (provided that if no such price exists on such date and no bid and asked prices are available for such date, the Closing Price in respect of such date shall be established on the same basis on the last previous date for which such price or prices were reported);

                  (v)      "Corporation"   means  Sidus  Systems  Inc.  and  any
                           successor corporation by amalgamation;

                                     - 2 -
                  (vi) "Delisted" means having the Shares delisted from trading on The Toronto Stock Exchange and all other stock exchanges on which the Shares are at that time listed, and the effective date of Delisting for the purposes of this Plan and any Option Agreement shall be the date on which the board of directors of the Corporation authorizes a formal request to the stock exchanges for a delisting of the Shares or the date on which the shares are in fact delisted, whichever first occurs;

                  (vii)    "Employee"   means  a   full-time   employee  of  the
                           Corporation or a Subsidiary, who is granted an Option by the Corporation;

                  (viii) "Expiry Date" means 4:30 p.m. (Toronto time) on the date that is the earlier of: (a)

                           180 days following the death of the Employee; (b) 30 days following the Termination of Employment of the Employee; (c) 30 days following the Corporation being Delisted or experiencing a Change of Control; and (d) the date specified as the expiry date in the applicable Option Agreement, which date shall not be more than ten years after the date of grant of an Option;

                  (ix) "Insider" means an Employee who is (a) an insider as defined in the Securities Act (Ontario), (other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary) and (b) an Associate of any person who is an insider by virtue of (a);

                  (x) "Market Price" means, with respect to a Share subject to Option, the Closing Price of the Shares in respect of the trading day immediately preceding the day on which the Option is granted (or, for greater certainty, such other date determined pursuant to the definition of Closing Price); provided, however, that if an event of a type analogous to any of the events described in Section 11 hereof shall have caused any Closing Price on any trading day not to be fully comparable with the Closing Price on the day on which the Option is granted, such Closing Price shall be appropriately adjusted in the manner prescribed in
                           Section 11;

                  (xi) "Option" means the right to purchase Shares pursuant to the terms and conditions of an Option Agreement;

                  (xii) "Option Agreement" means an agreement between the Corporation and the Employee evidencing the grant of an Option and the terms and conditions thereof;

                  (xiii) "Option Price" means the purchase price per Optioned Share, determined by the Board at the time the Option is granted;

                  (xiv) "Optioned Shares" means the number of Shares which may be purchased by the Employee under the Option Agreement;

                  (xv) "Outstanding Issue" means the number of Shares issued and outstanding on a non-diluted basis;

                  (xvi) "Plan" means the Corporation's Stock Option Plan (Amended and Restated, 1995):

                  (xvii) "Shares" means the common shares in the capital of the Corporation or, in the event of any reclassification of such common shares, the shares in the capital of the Corporation resulting from such reclassification;

                  (xviii) "Share Compensation Arrangement" means a stock option, stock option plan, stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more persons, including a Share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

                  (xix) "Subsidiary" means a subsidiary of the Corporation and includes any affiliate or subsidiary thereof; and

                  (xx) "Termination of Employment" means termination of employment for any reason other than death but does not include a change of employment between the

                                     - 3 -
                           Corporation   and  any   Subsidiary  or  between  two
                           Subsidiaries.

         (b) Where the singular or masculine is used in this Plan, they shall be so construed as if the plural or the feminine or the neuter had been used, when the context or the entity referred to so requires.

3.                ADMINISTRATION

                  The Plan shall be administered by the Board. Any Executive Committee of the Board or other committee so designated by the Board shall be authorized to deal with the administration of the Plan between meetings of the Board.

4.                GRANT OF THE OPTIONS AND LIMITATIONS

         (a) The Corporation may grant Options at any time and from time to time, prior to the Plan being terminated or suspended. As soon as practicable after an Option is granted, the Employee and the Corporation shall enter into an Option Agreement which specifies the number of Optioned Shares, the Option Price, the terms and conditions of the Option and any special restrictions on the Optioned Shares.

         (b) At the time it grants an Option under the Plan, the Corporation may retain, for itself or others, such rights to purchase Shares acquired under the Option, or may impose such other restrictions on the Shares, as the Board may determine in its sole discretion. The terms and conditions of any such rights or restrictions shall be set forth in the Option Agreement.

         (c) The Corporation shall not grant such number of Options to Insiders on such terms as, together with all other Share Compensation Arrangements of the Corporation, could result, at any time, in the issuance to any one Insider (and such Insider's Associates), within a one year period, of a number of Shares exceeding five per cent (5%) of the Outstanding Issue. For the purposes of this paragraph: (i) "Outstanding Issue" shall be determined on the basis of the number of Shares that are outstanding immediately prior to the Share issuance in question, excluding Shares issued pursuant to Share Compensation Arrangements during the preceding one year period and (ii) Options granted prior to an Insider becoming an Insider shall be excluded in determining the number of shares issuable to such Insider.

5.                SHARES RESERVED FOR OPTIONS

         (a) The Shares which may be issued and sold upon the exercise of Options granted pursuant to the Plan will be authorized but unissued Shares, but in no event shall the aggregate number of Shares (i) available for issuance under the terms of Options then or previously granted under the Plan exceed 828,750 (or such greater number as is approved by the Corporation's shareholders by ordinary resolution from time to time) or (ii) available for issuance to any one person under all Share Compensation Arrangements exceed 5 % of the Outstanding Issue.

         (b) For purposes of the limits prescribed by paragraph 5(a), if Options are surrendered, or if Options terminate or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options, provided that Options once issued cannot be rescinded by mutual consent or agreement for the purpose of making Shares available for issue pursuant to a new Option granted in favour of the same Employee at a lower Option Price under the Plan.

6.                OPTION PRICE

                  The Option Price shall be determined by the Board at the time the Option is granted provided that the Option Price shall not be less than the Market Price of the Shares.

                                     - 4 -
7.                TERMS OF OPTION AGREEMENT

                  Unless otherwise modified by the Board generally or in regard to specific grants, and subject to the applicable regulatory requirements, each Option Agreement shall have the following terms:


         (a) The term of any option shall not be greater than ten years from the date of grant;

         (b) To the extent the right to purchase Optioned Shares has vested, Options shall be exercised in accordance with section 9 hereof;

         (c) In the event of Termination of Employment, the Employee may only exercise the Option to the extent that the right to purchase the Optioned Shares has vested at the date of Termination of Employment, as provided in the Employee's Option Agreement, for a period of 30 days following the date of Termination of Employment. At the close of business on the 30th day following such date, the Option shall expire and be null and void in respect of the Optioned Shares for which the Option has not been exercised;

         (d) In the event that an Employee shall die while still in the employ of the Corporation or a Subsidiary, the personal representative of the Employee may only exercise the Option to the extent that the right to purchase the Optioned Shares has vested or may vest at the date of death, as provided in the Employee's Option Agreement, for a period of 180 days following the date of death. At the close of business on the 180th day following such date, the Option shall expire and be null and void in respect of the Optioned Shares for which the Option has not been exercised;

         (e) In the event that the Corporation is Delisted or a Change of Control shall occur, all of the Employee's Optioned Shares which are not then vested shall vest on the effective date of Delisting or Change of Control;

         (f) The Option Agreement may not be assigned by the Employee and an Option may not be assigned and shall be exercisable only by the Employee or his personal representative as described in subsection 7(d) hereof;

         (g) The Option Agreement shall contain provisions permitting the Corporation to pay cash, in lieu of delivering Optioned Shares, in accordance with subsections 9(c), (d) and (e) hereof; and

         (h) Subject to section 11 hereof, the Employee shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any right to receive dividends or other distributions therefrom), unless and only to the extent that the Employee shall from time to time duly exercise an Option and become a registered shareholder.

8.                VESTING

                  An Employee's right to purchase the Optioned Shares shall vest on such dates and only in respect of such number of Optioned Shares as specified in the Employee's Option Agreement.


9.                EXERCISE OF OPTIONS

                                     - 5 -
         (a) Options shall be exercisable at any time and from time to time during the term of the Option Agreement as to all or any lesser number of the Optioned Shares in respect of which the Employee's right to purchase has vested.

         (b) Options shall be exercised by written notice to the Corporation in the manner provided in section 12 hereof, specifying the number of Optioned Shares in respect of which such Option is then being exercised and indicating whether the Employee intends to sell the Optioned Shares within the next 90 days in order to realize the value thereof.

         (c) Where an Employee exercises an Option, the Corporation shall have the right, exercisable in its sole discretion, to elect to pay the Employee, in lieu of delivering the Optioned Shares in respect of which the Option is being exercised, a cash amount equal to the difference between (i) the closing price for the Optioned Shares on The Toronto Stock Exchange on the last trading day immediately preceding the day the Employee gives the Corporation written notice of his exercise of Option, and (ii) the Option Price for the Optioned Shares in respect of which the Option is being exercised, less applicable withholding taxes, if any.

         (d) Where the Corporation exercises its right to require the Employee to accept a cash amount, in lieu of Optioned Shares, it shall so notify the Employee within three business days after receipt of the Employee's written notice of exercise of Option.

         (e) Where the Corporation elects to pay a cash amount to an Employee under subsection 9(c), the Corporation shall at such time pay to the Employee a further amount to compensate the Employee for the additional tax, if any, payable by the Employee in the taxation year in which the Option is exercised because the Employee receives a cash payment, in lieu of Optioned Shares, determined with reference solely to the marginal rate of tax payable by the Employee on the base salary (excluding benefits), payable to the Employee by the Corporation or its Subsidiaries for the taxation year in which the Option is exercised, less applicable withholding taxes, if any.

10.               COMPLETION OF PURCHASE OR PAYMENT TO EMPLOYEE

         Unless otherwise provided in the Employee's Option Agreement,

         (a) any purchase of Optioned Shares pursuant to subsection 9(b) hereof shall be completed by the end of the fourth business day after the date the Employee gives written notice of exercise of Option and the consideration shall be paid in cash or by certified cheque or official bank draft against delivery of the Share Certificates representing the Optioned Shares and duly registered to the order of the Employee; and

         (b) any payment by the Corporation to an Employee of the cash amounts described in subsection 9(c) and 9(e) hereof shall be made within four business days after the Employee gives the Corporation written notice of the exercise of any Option.

11.               ADJUSTMENT UPON CHANGES IN SHARES

         (a) In the event of any subdivision, redivision or other change in the Shares of the Corporation at any time up to the close of business on the Expiry Date into a greater number of Shares, the number of Shares deliverable

                                     - 6 -
                  by the Corporation on any exercise thereafter of an Option shall be increased to such number of Shares as would have resulted from such subdivisions, redivision or change if such exercise of Option had been prior to the date of such subdivision, redivision or change.

         (b) In the event of any consolidation or other change in the Shares of the Corporation at any time up to the close of business on the Expiry Date into a lesser number of Shares, the number of Shares deliverable by the Corporation on any exercise thereafter of an Option shall be reduced to such number of Shares as would have resulted from such consolidation or change if such exercise of Option had been prior to the date of such consolidation or change.

         (c) In the event that the Corporation shall amalgamate with any other corporation at any time up to the close of business on the Expiry Date, the Shares deliverable by the Corporation on any exercise thereafter of an Option shall be such number and kind of Shares as would have resulted from such amalgamation if such exercise of Option had been prior to the date of such amalgamation.

12.               NOTICE

                  Any notice required or permitted to be given hereunder shall be in writing and shall be sufficiently given if enclosed in a sealed envelope addressed to the person entitled thereto, and if to the Corporation to its President at its principal office in Ontario, and if to the Employee or to his personal representative at the address indicated in the written notice of exercise of Option, where applicable, or at the Employee's last known address shown in the records of the Corporation or any Subsidiary, and delivered personally or mailed by prepaid registered mail. Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or four days after having been so mailed.


13.               AMENDMENT TO THE PLAN

                  The Board may at any time, and from time to time, amend the Plan, subject to the limitation, however, that except as prostided in Section 11, no amendment shall be effective unless and until approved in accordance with the requirements of all applicable regulatory authorities including any applicable stock exchanges. Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent of the person to whom the Option was granted.

14.               TERMINATION OR SUSPENSION OF THE PLAN

                  The Board at any time may suspend or terminate the Plan. An Option may not be granted under the Plan while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

15.               USE OF PROCEEDS

                  Proceeds from the sale of Optioned Shares shall be used for general corporate purposes.

16.               APPLICABLE LAW

                                     - 7 -
                  This Plan and the provisions hereof shall be governed by and construed according to the laws of the Province of Ontario.

Adopted by the Board of Directors of
Sidus Systems Inc.
effective November________, 1993 as amended and restated___________________, 1995.

___________________________                         ___________________________
Chairman                                            Secretary

                                  Schedule "A"

                                                                                     Stock Options
                                                                     Options           Currently           Exercise
Person                       Position                                Granted          Outstanding          Price(s)
------                       --------                                -------          -----------          --------
Al Muzar                     Chairman                                 50,000               50,000            $16.76

Henry Kalisky                Chief Executive Officer                  50,000               50,000             16.76

Brian Diamond                Vice-President-Sales                     20,000               20,000             16.76

George Von                   Vice-President-Manufacturing             10,000                  nil             16.76
Koenigsmarck(1)

Shau Breton                  Vice-President-Operations                30,000               30,000             16.76
                                                                      30,000               30,000              8.75

Bill Niarchos(1)             Vice-President-Engineering and           10,000                  nil             16.76
                             Product Development

Sandy Dewar(1)               Controller                               10,000                  nil             16.76

Paresh Shukla                Manager, Technical Staff                 10,000               10,000             16.76

Milan Muzar                  Vice-President-Government                40,000               40,000             16.76
                             Sales (Ottawa Office)                    40,000               40,000              8.75

Ken Wemyss                   Manager, Government Sales                20,000               20,000             16.76

Ron Berringer(1)             Sales Manager, Ottawa                    10,000                  nil             16.76

Ozzy Papic                   Manager, Technical Support,              10,000               10,000             16.76
                             Ottawa

David Oberman                Regional Manager, Vancouver              10,000               10,000             16.76

Dave Urman(1)                Vice President, U.S. Sales               10,000                  nil             16.76

Bill Cripouris               Purchasing                                5,000                5,000             16.76

Dan Joyce                    National Sales Manager                   10,000               10,000              3.10

Rudi Naglemaker              National Sales Manager                   10,000               10,000              3.10

Anthony Wright               National Sales Manager                   10,000               10,000              3.10

John L. Albright(1)          Director                                 22,500               22,500              4.20

Robert Giese(2)              Director                                 22,500               22,500              4.20

Roderick F. Barrett(2)       Director                                 22,500               22,500              4.20

Robert W. Kirby(2)           Director                                 22,500               22,500              4.20

Juri Koor(2)                  Director                                22,500               22,500              4.20
                                                                     -------               ------

                                                                     507,500              457,500


----------
1    This person's employment has since terminated, with no options exercised.
2 This person's options are subject to the approval by the shareholders of the Company of an amended stock option plan permitting the granting of options to directors.